                                                                     [CIMA LOGO]

                                                                    EXHIBIT 10.3




                                  April 4, 2003

John M. Siebert, Ph.D.
10759 Mount Curve Blvd.
Eden Prairie, MN  55347

Dear John:

        This letter will confirm our discussions and agreements regarding the transition and termination of your employment with CIMA LABS INC. (the "Company").

        1. Employment. Your employment with the Company will end as a result of your retirement effective December 31, 2003, or such earlier date in accordance with paragraph 2 below. Your status as President and Chief Executive Officer of the Company ("CEO") will end effective April 30, 2003. You will continue to perform the responsibilities of CEO from now through April 30, 2003. While you are employed by the Company during the period from May 1, 2003 through December 31, 2003 (the "Transition Period"), you will perform such transition duties as may be requested by the Company. Such transition duties requested by the Company will not exceed eight days per month during the Transition Period and will be performed by you at times mutually agreed upon with the Company. During the Transition Period, you may provide consulting services for other business entities so long as such services are not "directly competitive" (as defined in paragraph 9 below) and do not interfere with your ability to provide services to the Company in accordance with this paragraph.

        2. Termination of Employment. Between now and December 31, 2003, the Company may terminate your employment only (a) for "Cause," as defined in the Employment Agreement between you and the Company, dated as of June 30, 2000 (the "Employment Agreement"), provided, however, that a material breach by you of this Letter Agreement shall be considered a material breach of the Employment Agreement; or (b) if you become employed with any other employer. If you commence employment with any other employer, your employment with the Company will immediately end without further action by either you or the Company.

        3. Compensation During Employment. While you are employed by the Company, you will continue to receive base salary at your current annual rate of $336,544.00 and those benefits as set forth in Section 3(c), (d), (e), and (f) of the Employment Agreement. Except as provided in paragraph 5(b)(iii) of this Letter Agreement below, you will not be eligible for any incentive bonus for calendar year 2003. You will not be eligible for any other compensation or benefits from the Company relating to your employment or the termination of your employment except as stated in this Letter Agreement.




                                                               [CIMA LETTERHEAD]

John M. Siebert, Ph.D.
April 4, 2003
Page 2



        4. Releases. At the same time that you sign this Letter Agreement you will sign a Release By John M. Siebert, in the form enclosed with this Letter Agreement as Exhibit A (the "First Release"). On or within 21 days after your last date of employment with, you will sign a second Release in the form enclosed with this Letter Agreement as Exhibit B (the "Second Release"), as a condition of receiving the pay and benefits set forth in paragraph 5(b) of this Letter Agreement.

        5. Compensation Following Employment.

               a. In the event of termination by the Company for Cause, the Company shall have no further obligation to you under this Letter Agreement except to pay your base salary and benefits accrued through your last date of employment, including without limitation any earned and unused vacation time in accordance with the normal policies and practices of the Company.

               b. In the event of termination of your employment for any reason other than for Cause, and if you sign the Second Release on or within 21 days following your last date of employment and do not rescind the First Release or the Second Release within 15 days after signing each of them, and subject to your complying with all terms of this Letter Agreement, the Company will provide you with the following additional benefits:

                      i. The Company will pay you, or in the event of your death, your Estate, devisees, heirs, beneficiaries, assigns or successors in interest, an amount equal to your final base salary, at the annual rate of $336,544.00, for the period from your last date of employment and continuing for twelve (12) months. Such pay will be subject to normal tax withholdings and will be paid by the Company in accordance with its regular payroll schedule.

                      ii. If following your last date of employment you,or in the event of your death, or any of your dependents, elect to continue your group medical and dental insurance in accordance with the terms of the applicable plans and laws, the Company will continue to pay its portion of the monthly premiums for such coverage as if you were still employed by the Company, from your last date of employment through the earlier of (i) twelve (12) months following your last date of employment, (ii) the date you become eligible for other health or dental (as applicable) insurance benefits through a new employer, and (iii) the date continuation coverage is no longer available in accordance with the applicable plans or laws. Your continued coverages will be at the same level as in effect as of your last date of employment. The Company shall deduct your contributions for the monthly premiums from the pay described in paragraph 5(b)(i) above of this Letter Agreement. You agree to notify the Company in writing within three (3) days of your acceptance of any employment that provides health or dental insurance benefits.

                      iii. The Company will pay you, or in the event of your death, your Estate, devisees, heirs, beneficiaries, assigns or successors in interest, a prorated annual bonus for calendar year 2003, in the amount of $78,461.25, less normal tax withholdings.

John M. Siebert, Ph.D.
April 4, 2003
Page 3

        Such bonus payment will be paid at the same time as annual bonus payments are paid to other management employees of the Company for calendar year 2003, but in no event later than March 31, 2004.

               c. If your employment with the Company continues through December 31, 2003, you agree that all of your earned vacation time will be used and that you will not be entitled to payment for any earned vacation time upon termination of your employment. If your employment with the Company terminates before December 31, 2003 for any reason, the Company will pay you upon termination for earned and unused vacation time in accordance with the normal policies and practices of the Company.

        6. Stock Options. You currently have options to purchase shares of the Common Stock of the Company in accordance with the following schedule, assuming your continued employment with the Company through December 31, 2003:


 Plan               Date of Grant     Exercise          Number of           Amount
                                      Price             Shares Granted      Exercisable as of
                                                                            12/31/03
----------          -------------    ----------        ----------------    -------------------
DIR                 08/04/1994        $9.00               20,000             20,000
DIR                 06/07/1995        $4.75                7,500              7,500
SOAP                07/01/1995        $4.00               75,000               0
SOAP                07/01/1995        $4.00              105,000             32,300
SOAP                10/29/1997        $5.875              48,937             48,937
SOAP                10/29/1997        $5.875              51,063               0
SOAP                04/24/1998        $4.375              22,857               0
SOAP                04/24/1998        $4.375              57,143            57,143
SOAP                06/01/1999        $3.375              25,000            25,000
SOAP                06/30/2000        $20.25              14,814             9,876
SOAP                06/30/2000        $20.25              85,186            56,790
2001 SIP            02/20/2003        $18.19              31,397               0


You agree and acknowledge that all of your options to purchase the Company's Common Stock are listed above and will lapse and cease to be outstanding 90 days following your last date of employment, unless previously exercised in accordance with the terms of the applicable option agreement and plan (and subject to adjustment in accordance with the applicable option agreements if your employment terminates before December 31, 2003).

        7. Confidential Information. Except as permitted or directed by the Board, during the term of your employment with the Company and at any time thereafter, you will not divulge, furnish, or make accessible to anyone or use in any way (other than in the ordinary course of business of the Company) any confidential or secret knowledge of the Company which you have acquired or become acquainted with, or will acquire or become acquainted with, prior to the termination of the period of your employment by the Company, whether developed by yourself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices, or materials (whether or not patented or patentable), directly or indirectly useful

John M. Siebert, Ph.D.
April 4, 2003
Page 4

in any aspect of the business of the Company, any customer or supplier list of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. You acknowledge that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrong and would cause irreparable harm to the Company. Both during and after the term of your employment with the Company, you will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of a breach by you of this Letter Agreement or of any other obligation of confidentiality to the Company.

        8. Return of Proprietary Property. You agree that all property in your possession belonging to the Company, including without limitation, all documents, reports, manuals, memoranda, computer print-outs, customer lists, credit cards, keys, identification, products, access cards, and all other property relating in any way to the business of the Company are the exclusive property of the Company, even if you authored, created, or assisted in authoring or creating such property. You shall return to the Company all such documents and property immediately upon termination of employment or at such earlier time as the Company may reasonably request.

        9. Restrictive Covenant. You acknowledge that the Company needs to be protected against the potential for unfair competition and impairment of the Company's goodwill by your use of the Company's training, assistance, confidential information, and trade secrets in direct competition with the Company. You therefore agree that during your employment with the Company and for a period of one (1) year thereafter, you will not operate, join, control, be employed by, or participate in ownership, management, operation, or control of, or be connected in any manner as an independent contractor, consultant, or otherwise, with any person or organization engaged in any business activity which is the same as, or directly competitive with any business of the Company or any successor of the Company as of the date of the termination of your employment with the Company within the states of the United States of America. For purposes of this paragraph, "directly competitive" means any business or technical activity that is either described in any granted patent or patent application (whether or not yet filed) owned by or licensed to the Company at any time during your employment with the Company. You agree that the provisions of this paragraph 9 shall survive the termination of your employment with the Company or the termination of this Letter Agreement, whether such termination be voluntary or involuntary, or with or without cause.

John M. Siebert, Ph.D.
April 4, 2003
Page 5


        10. Covenant Not to Recruit. You recognize that the Company's work force constitutes an important and vital aspect of its business. You agree that during your employment with the Company and for a period of one (1) year thereafter, you will not recruit or solicit, or assist anyone else in the recruitment or solicitation of, any of the Company's then current employees to terminate their employment with the Company and to become employed by any business enterprise with which you may then be associated or connected, whether as an owner, employee, partner, agent, investor, consultant, contractor or otherwise. You expressly agree that the provisions of this paragraph 10 shall survive the termination of your employment with the Company or the termination of this Letter Agreement, whether such termination be voluntary or involuntary or with or without cause.

        11. Severability. In the event any provision of this Letter Agreement shall be held illegal or invalid for any reason, said illegality or invalidity will not in any way affect the legality or validity of any other provision hereof. It is the intention of the parties hereto that the Company be given the broadest possible protection respecting its confidential information and trade secrets; and respecting competition by you following the termination of your employment with the Company.

        12. Remedies. You agree that, in addition to, but not to the exclusion of any other available remedy, the Company shall have the right to enforce the provisions of paragraphs 7, 8, 9, and 10 by applying for and obtaining temporary and permanent restraining orders or injunctions from a court of competent jurisdiction without the necessity of filing a bond therefore, and the prevailing party in any such action shall be entitled to recover reasonable attorneys' fees and costs in enforcing or defending any claims regarding the provisions of paragraphs 7, 8, 9, and 10.

        13. Company Obligations. The sole obligations of the Company will be its obligations as set forth in this Letter Agreement, except as otherwise provided by law. This Letter Agreement represents the entire agreement between you and the Company relating to your employment, the termination of your employment, and compensation and benefits relating thereto. This Letter Agreement supersedes all prior negotiations, discussions, communications and agreements relating to the same subject matter, including without limitation the Employment Agreement, except as specifically incorporated herein.

        14. Governing Law; Venue. All matters relating to the interpretation, construction, application, validity and enforcement of this Letter Agreement shall be governed by the laws of the State of Minnesota. Any action at law, suit in equity, or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Letter Agreement or any provision hereof, shall be litigated only in the courts of the State of Minnesota, County of Hennepin. You hereby waive any right you may have to transfer or change the venue of any litigation brought against you by the Company.

                                    * * * * *

John M. Siebert, Ph.D.
April 4, 2003
Page 6


        This Letter Agreement is intended to state all the terms of the conclusion of your employment by the Company. Please indicate your acceptance of all such terms by signing both copies of this Letter Agreement and the First Release, returning one copy of each to the undersigned.

                                            Sincerely,

                                            CIMA LABS INC.

                                            /s/  Steven Ratoff

                                            Steven Ratoff
                                            Chair, Board of Directors




On this 4th day of April, 2003, I, John M. Siebert, hereby accept and agree to the terms of the above Letter Agreement and the First Release. I further acknowledge that I have 21 days after the last date of my employment to decide whether to sign the Second Release. I also hereby specifically confirm (a) that I am being advised by the Company to seek independent advice from legal counsel of my own selection in connection with this Letter Agreement, the First Release and the Second Release (and that I have had adequate opportunity to do so); and
(b) that I have not relied to any extent on any statement or other communication from any shareholder, director, officer, employee, attorney or agent of the Company in connection herewith.


 /s/ John M. Siebert                                              4 April, 2003
------------------------------------                             ---------------
John M. Siebert, Ph.D.                                           Dated

                           RELEASE BY JOHN M. SIEBERT

DEFINITIONS. I intend all words used in this Release to have their plain meanings in ordinary English. Specific terms that I use in this Release have the following meanings:

        A. I, me, and my include both me and anyone who has or obtains any legal rights or claims through me.

        B. CIMA means CIMA LABS INC., any company related to CIMA LABS INC. in the present or past (including without limitation, its predecessors, parents, subsidiaries, affiliates, joint venture partners, and divisions), and any successors of CIMA LABS INC.

        C. Company means CIMA; the present and past officers, directors, committees, shareholders, and employees of CIMA; any company providing insurance to CIMA in the present or past; the present and past fiduciaries of any employee benefit plan sponsored or maintained by CIMA (other than multiemployer plans); the attorneys for CIMA; and anyone who acted on behalf of CIMA or on instructions from CIMA.

        D. Letter Agreement means the Letter Agreement from CIMA dated April 4, 2003 and accepted by me, including all of the documents attached to the Letter Agreement.

        E. My Claims mean all of my rights that I now have to any relief of any kind from the Company, including without limitation:

               1. all claims arising out of or relating to my employment with CIMA or the termination of that employment;

               2. all claims arising out of or relating to the statements, actions, or omissions of the Company;

               3. all claims for any alleged unlawful discrimination, harassment, retaliation or reprisal, or other alleged unlawful practices arising under any federal, state, or local statute, ordinance, or regulation, including without limitation, claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, 42 U.S.C. Section 1981, the Employee Retirement Income Security Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Minnesota Human Rights Act, the Fair Credit Reporting Act, and workers' compensation non-interference or non-retaliation statutes (such as Minn. Stat. Section 176.82);

               4. all claims for alleged wrongful discharge; breach of contract; breach of implied contract; failure to keep any promise; breach of a covenant of



                                                                       EXHIBIT A
                      good faith and fair dealing; breach of fiduciary duty; estoppel; my activities, if any, as a "whistleblower"; defamation; infliction of emotional distress; fraud; misrepresentation; negligence; harassment; retaliation or reprisal; constructive discharge; assault; battery; false imprisonment; invasion of privacy; interference with contractual or business relationships; any other wrongful employment practices; and violation of any other principle of common law;

               5. all claims for compensation of any kind, including without limitation, bonuses, commissions, stock-based compensation or stock options, vacation pay, and expense reimbursements;

               6. all claims for back pay, front pay, reinstatement, other equitable relief, compensatory damages, damages for alleged personal injury, liquidated damages, and punitive damages; and

               7.     all claims for attorneys' fees, costs, and interest.

               However, My Claims do not include any claims that the law does not allow to be waived, any claims that may arise after the date on which I sign this Release, any claims for indemnification under the charter documents of the Company or under any applicable state or federal statute, or any claims for breach of the Letter Agreement.

AGREEMENT TO RELEASE MY CLAIMS. I will receive consideration from CIMA as set forth in the Letter Agreement if I sign and do not rescind this Release as provided below. I understand and acknowledge that that consideration is in addition to anything of value that I would be entitled to receive from CIMA if I did not sign this Release or if I rescinded this Release. In exchange for that consideration I give up and release all of My Claims. I will not make any demands or claims against the Company for compensation or damages relating to My Claims. The consideration that I am receiving is a fair compromise for the release of My Claims.

ADDITIONAL AGREEMENTS AND UNDERSTANDINGS. Even though CIMA will provide consideration for me to settle and release My Claims, the Company does not admit that it is responsible or legally obligated to me. In fact, the Company denies that it is responsible or legally obligated to me for My Claims, denies that it engaged in any unlawful or improper conduct toward me, and denies that it treated me unfairly.

ADVICE TO CONSULT WITH AN ATTORNEY. I understand and acknowledge that I am hereby being advised by the Company to consult with an attorney prior to signing this Release and I have done so. My decision whether to sign this Release is my own voluntary decision made with full knowledge that the Company has advised me to consult with an attorney.

PERIOD TO CONSIDER THE RELEASE. I understand that I have 21 days from the day that I receive this Release, not counting the day upon which I receive it, to consider whether I wish to sign this Release. If I sign this Release before the end of the 21-day period, it will be my voluntary decision to do so because I have decided that I do not need any additional time to decide whether to sign this Release.

MY RIGHT TO RESCIND THIS RELEASE. I understand that I may rescind this Release at any time within 15 days after I sign it, not counting the day upon which I sign it. This Release will not become effective or enforceable unless and until the 15-day rescission period has expired without my rescinding it.

PROCEDURE FOR ACCEPTING OR RESCINDING THE RELEASE. To accept the terms of this Release, I must deliver the Release, after I have signed and dated it, to CIMA by hand or by mail within the 21-day period that I have to consider this Release. To rescind my acceptance, I must deliver a written, signed statement that I rescind my acceptance to CIMA by hand or by mail within the 15-day rescission period. All deliveries must be made to CIMA at the following address:

                             Ronald Gay
                             CIMA LABS INC.
                             10000 Valley View Road
                             Eden Prairie, MN  55344

If I choose to deliver my acceptance or the rescission of my acceptance by mail, it must be (1) postmarked within the period stated above; and (2) properly addressed to CIMA at the address stated above.

INTERPRETATION OF THE RELEASE. This Release should be interpreted as broadly as possible to achieve my intention to resolve all of My Claims against the Company. If this Release is held by a court to be inadequate to release a particular claim encompassed within My Claims, this Release will remain in full force and effect with respect to all the rest of My Claims.

MY REPRESENTATIONS. I am legally able and entitled to receive the consideration being provided to me in settlement of My Claims. I have not been involved in any personal bankruptcy or other insolvency proceedings at any time since I began my employment with CIMA. No child support orders, garnishment orders, or other orders requiring that money owed to me by CIMA be paid to any other person are now in effect.

I have read this Release carefully. I understand all of its terms. In signing this Release, I have not relied on any statements or explanations made by the Company except as specifically set forth in the Letter Agreement. I am voluntarily releasing My Claims against the Company. I intend this Release and the Letter Agreement to be legally binding.



Dated:
        ----------------------------               -----------------------------
                                                   John M. Siebert, Ph.D.

                           RELEASE BY JOHN M. SIEBERT

DEFINITIONS. I intend all words used in this Release to have their plain meanings in ordinary English. Specific terms that I use in this Release have the following meanings:

        A. I, me, and my include both me and anyone who has or obtains any legal rights or claims through me.

        B. CIMA means CIMA LABS INC., any company related to CIMA LABS INC. in the present or past (including without limitation, its predecessors, parents, subsidiaries, affiliates, joint venture partners, and divisions), and any successors of CIMA LABS INC.

        C. Company means CIMA; the present and past officers, directors, committees, shareholders, and employees of CIMA; any company providing insurance to CIMA in the present or past; the present and past fiduciaries of any employee benefit plan sponsored or maintained by CIMA (other than multiemployer plans); the attorneys for CIMA; and anyone who acted on behalf of CIMA or on instructions from CIMA.

        D. Letter Agreement means the Letter Agreement from CIMA dated April 4, 2003 and accepted by me, including all of the documents attached to the Letter Agreement.

        E. My Claims mean all of my rights that I now have to any relief of any kind from the Company, including without limitation:

               1. all claims arising out of or relating to my employment with CIMA or the termination of that employment;

               2. all claims arising out of or relating to the statements, actions, or omissions of the Company;

               3. all claims for any alleged unlawful discrimination, harassment, retaliation or reprisal, or other alleged unlawful practices arising under any federal, state, or local statute, ordinance, or regulation, including without limitation, claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, 42 U.S.C. Section 1981, the Employee Retirement Income Security Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Minnesota Human Rights Act, the Fair Credit Reporting Act, and workers' compensation non-interference or non-retaliation statutes (such as Minn. Stat. Section 176.82);

               4. all claims for alleged wrongful discharge; breach of contract; breach of implied contract; failure to keep any promise; breach of a covenant of





                                                                       EXHIBIT B
                      good faith and fair dealing; breach of fiduciary duty; estoppel; my activities, if any, as a "whistleblower"; defamation; infliction of emotional distress; fraud; misrepresentation; negligence; harassment; retaliation or reprisal; constructive discharge; assault; battery; false imprisonment; invasion of privacy; interference with contractual or business relationships; any other wrongful employment practices; and violation of any other principle of common law;

               5. all claims for compensation of any kind, including without limitation, bonuses, commissions, stock-based compensation or stock options, vacation pay, and expense reimbursements;

               6. all claims for back pay, front pay, reinstatement, other equitable relief, compensatory damages, damages for alleged personal injury, liquidated damages, and punitive damages; and

               7.     all claims for attorneys' fees, costs, and interest.

               However, My Claims do not include any claims that the law does not allow to be waived, any claims that may arise after the date on which I sign this Release, any claims for indemnification under the charter documents of the Company or under any applicable state or federal statute, or any claims for breach of the Letter Agreement.

AGREEMENT TO RELEASE MY CLAIMS. I will receive consideration from CIMA as set forth in the Letter Agreement if I sign and do not rescind this Release as provided below. I understand and acknowledge that that consideration is in addition to anything of value that I would be entitled to receive from CIMA if I did not sign this Release or if I rescinded this Release. In exchange for that consideration I give up and release all of My Claims. I will not make any demands or claims against the Company for compensation or damages relating to My Claims. The consideration that I am receiving is a fair compromise for the release of My Claims.

ADDITIONAL AGREEMENTS AND UNDERSTANDINGS. Even though CIMA will provide consideration for me to settle and release My Claims, the Company does not admit that it is responsible or legally obligated to me. In fact, the Company denies that it is responsible or legally obligated to me for My Claims, denies that it engaged in any unlawful or improper conduct toward me, and denies that it treated me unfairly.

ADVICE TO CONSULT WITH AN ATTORNEY. I understand and acknowledge that I am hereby being advised by the Company to consult with an attorney prior to signing this Release and I have done so. My decision whether to sign this Release is my own voluntary decision made with full knowledge that the Company has advised me to consult with an attorney.

PERIOD TO CONSIDER THE RELEASE. I understand that I have 21 days following my last day of employment with the Company to consider whether I wish to sign this Release. If I sign this

Release before the end of the 21-day period, it will be my voluntary decision to do so because I have decided that I do not need any additional time to decide whether to sign this Release.

MY RIGHT TO RESCIND THIS RELEASE. I understand that I may rescind this Release at any time within 15 days after I sign it, not counting the day upon which I sign it. This Release will not become effective or enforceable unless and until the 15-day rescission period has expired without my rescinding it.

PROCEDURE FOR ACCEPTING OR RESCINDING THE RELEASE. To accept the terms of this Release, I must deliver the Release, after I have signed and dated it, to CIMA by hand or by mail within the 21-day period that I have to consider this Release. To rescind my acceptance, I must deliver a written, signed statement that I rescind my acceptance to CIMA by hand or by mail within the 15-day rescission period. All deliveries must be made to CIMA at the following address:

                             Ronald Gay
                             CIMA LABS INC.
                             10000 Valley View Road
                             Eden Prairie, MN  55344

If I choose to deliver my acceptance or the rescission of my acceptance by mail, it must be (1) postmarked within the period stated above; and (2) properly addressed to CIMA at the address stated above.

INTERPRETATION OF THE RELEASE. This Release should be interpreted as broadly as possible to achieve my intention to resolve all of My Claims against the Company. If this Release is held by a court to be inadequate to release a particular claim encompassed within My Claims, this Release will remain in full force and effect with respect to all the rest of My Claims.

MY REPRESENTATIONS. I am legally able and entitled to receive the consideration being provided to me in settlement of My Claims. I have not been involved in any personal bankruptcy or other insolvency proceedings at any time since I began my employment with CIMA. No child support orders, garnishment orders, or other orders requiring that money owed to me by CIMA be paid to any other person are now in effect.

I have read this Release carefully. I understand all of its terms. In signing this Release, I have not relied on any statements or explanations made by the Company except as specifically set forth in the Letter Agreement. I am voluntarily releasing My Claims against the Company. I intend this Release and the Letter Agreement to be legally binding.




Dated:
        ----------------------------               -----------------------------
                                                   John M. Siebert, Ph.D.



                                      -3-